EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 14, 2018

For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Keith Suchodolski, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500

KEARNY FINANCIAL CORP.
DECLARES INCREASED QUARTERLY CASH DIVIDEND

Fairfield, New Jersey, November 14, 2018 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), announced today that the Company’s Board of Directors has declared a quarterly cash dividend of $0.05 per share to stockholders of record as of November 28, 2018, payable on December 12, 2018. This represents an increase of 25% from last quarter’s dividend.

About Kearny Financial Corp.
Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey, and a total of 54 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York.   At September 30, 2018, Kearny Financial Corp. had $6.7 billion in total assets.